UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023 (March 14, 2023)
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WOLVERINE WORLD WIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-06024	38-1185150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9341 Courtland Drive N.E.	,	Rockford	,	Michigan	49351
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (616) 866-5500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1 Par Value	WWW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2023, the Board of Directors (the “Board”) of Wolverine World Wide, Inc. (the “Company”) appointed Stacia Anderson, Jodi Bricker and DeMonty Price as members of the Board, effective March 14, 2023. There were no arrangements between any of the new directors and other persons pursuant to which a new director was appointed as a director. There are no related-party transactions in which any of the new directors or any of their respective immediate family members has an interest that would require disclosure under Item 404(a) of Regulation S-K. As independent members of the Board, each of the new directors will be entitled to receive the compensation paid to the Company’s non-employee directors other than the Lead Director. Each of the new directors will also enter into an Indemnification Agreement with the Company in the form entered into by the Company’s other directors. The new directors have been appointed to the following Board committees: Ms. Anderson, the Audit Committee; Ms. Bricker, the Governance Committee; and Mr. Price, the Compensation Committee.

On March 14, 2023, Blake W. Krueger, Chairman of the Board, notified the Board of his intention to retire as a director of the Company, effective as of May 4, 2023.

On March 14, 2023, the Board approved the transition of Nicholas T. Long from the position of Lead Independent Director to the position of Chairman of the Board, effective as of May 4, 2023. Mr. Long’s compensation will change as a result of his transition to the position of Chairman; he will be entitled to receive an annual director fee of $145,000 in cash, and restricted stock units with a grant date value of $255,000.

On March 14, 2023, David W. McCreight notified the Board of his intention to resign as a director of the Company, effective as of May 4, 2023. Mr. McCreight tendered his resignation to focus his full time and attention on his role as Executive Chairman of Lulu’s Fashion Lounge Holdings, Inc. Mr. McCreight’s resignation was not the result of any dispute or disagreement relating to the Company’s operations, policies or practices.

A copy of the press release issued on March 17, 2023 by the Company announcing the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		99.1	Press Release dated March 17, 2023.

		104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2023	WOLVERINE WORLD WIDE, INC. (Registrant)

/s/ Michael D. Stornant
Michael D. Stornant
Executive Vice President, Chief Financial Officer and Treasurer

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